Exhibit 99.1

Cara Therapeutics Enters into Commercial License

Agreement with Enteris BioPharma, Inc. for Peptelligence®

Oral Formulation Technology

-	Peptelligence® technology currently used in Oral KORSUVA™ formulation –

STAMFORD, Conn., August 21, 2019 – Cara Therapeutics, Inc. (Nasdaq:CARA), a biopharmaceutical company focused on developing and commercializing new chemical entities with a primary focus on the treatment of pruritus by selectively targeting peripheral kappa opioid receptors, today announced that it has entered into a non-exclusive commercial license agreement with Enteris BioPharma, Inc. for oral formulation rights to Enteris’ Peptelligence® Technology.

“We are pleased to take another important step in advancing Oral KORSUVA™ as a potential novel treatment for chronic pruritus by entering into this commercial formulation license,” said Derek Chalmers, Ph.D., D.Sc., President and Chief Executive Officer of Cara Therapeutics. “With three ongoing Phase 2 trials across a range of patient populations for whom pruritus remains a significant unmet need, we are now well positioned to continue Oral KORSUVA’s development and potential future commercialization.”

Summary of the License Agreement

Under the terms of the License Agreement, Enteris granted Cara a non-exclusive license to its Peptelligence Technology to develop and commercialize Oral KORSUVA in any indication worldwide, excluding South Korea and Japan. Enteris will receive an upfront payment of $8 million, including $4 million in cash and $4 million in Cara common stock. Enteris is also eligible to receive development, regulatory and tiered commercial milestone payments, as well as low, single-digit royalties based on net sales in the licensed territory. Cara retains the right to buy out the royalty obligation for a period of two years under prespecified conditions.

About Cara Therapeutics

Cara Therapeutics is a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus by selectively targeting peripheral kappa opioid receptors, or KORs. Cara is developing a novel and proprietary class of product candidates, led by KORSUVA (CR845/difelikefalin), a first-in-class KOR agonist that targets KORs located in the peripheral nervous system, and on immune cells. In a Phase 3 and two Phase 2 trials,

KORSUVA (CR845/difelikefalin) Injection has demonstrated statistically significant reductions in itch intensity and concomitant improvement in pruritus-related quality of life measures in hemodialysis patients with moderate-to-severe chronic kidney disease-associated pruritus (CKD-aP), and is currently being investigated in Phase 3 trials in hemodialysis patients with CKD-aP. Oral KORSUVA is in Phase 2 trials for the treatment of pruritus in patients with chronic kidney disease, atopic dermatitis, and primary biliary cholangitis.

The FDA has conditionally accepted KORSUVA™ as the trade name for difelikefalin injection. CR845/difelikefalin is an investigational drug product and its safety and efficacy have not been fully evaluated by any regulatory authority.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the potential for Oral KORSUVA to be a therapeutic option for pruritus and the advantages of entering into the license agreement with Enteris. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Cara’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Cara’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Cara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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